UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/01/2014

Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24020

DE	61-1321992
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

101 Bullitt Lane, Suite 450, Louisville, KY 40222
(Address of principal executive offices, including zip code)

502-329-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

The regular Annual Meeting of Stockholders of Sypris Solutions, Inc. was held in Louisville, Kentucky on April 29, 2014, for the purpose of voting on the proposals described below. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there was no solicitation in opposition to management's nominees for directors. The total number of shares of common stock outstanding as of March 7, 2014, the record date of the Annual Meeting of Stockholders, was 20,377,418.

Matters submitted to stockholders at the meeting and the voting results thereof were as follows:

Election of Directors. The stockholders of the Company elected each of the director nominees proposed by the Company's Board of Directors to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The following is a breakdown of the voting results:

DIRECTOR                FOR                WITHHELD                BROKER NON-VOTES

Gary L. Convis              16,229,306        345,309                                0
William G. Ferko         16,229,151         345,464                                0
Jeffrey T. Gill                16,222,446        352,169                                0
Sidney R. Petersen        16,149,004        425,611                                0

Advisory Vote on Named Executive Officer Compensation. The stockholders of the Company approved an advisory resolution approving the compensation of the Company's named executive officers as disclosed in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2014 (the "Proxy Statement"). The following is a breakdown of the voting results:

FOR                        AGAINST                ABSTAIN                BROKER NON-VOTES

16,220,066                328,478                        26,071                                0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sypris Solutions, Inc.

Date: May 01, 2014	By:	/s/ John R. McGeeney
John R. McGeeney
Vice President, General Counsel & Secretary